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                    CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated October 15, 1997 in this Form 8-K on the combined statement of revenue and certain expenses of Metropolitan Industrial Center and our report dated October 27, 1997 in this Form 8-K on the combined statement of revenue and certain expenses of Atrium 1, into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20991 and File No. 333-20999) and Forms S-8 (File No. 333-14243 and File No. 333-28427).

                                                  ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  October 30, 1997